UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2019

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

200 Vesey Street, 25th Floor, New York, NY 10281

(Address of Principal Executive Offices)

(212) 417-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director resignations

On February 8, 2019, each of Neil Herskowitz and Eli Salig notified National Holdings Corporation (the “Company”) of his decision to resign as a member of the Board of Directors of the Company (the “Board”), effective as of February 13, 2019. With the resignation, each of Mr. Herskowitz and Mr. Salig also resigned as a member of the Company’s Audit Committee. There were no disagreements between either Mr. Herskowitz or Mr. Salig and the Company or any officer or director of the Company which led to such director’s resignation.

Appointment of Barbara Creagh as Director

On February 8, 2019, following the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Barbara Creagh to the Board, effective as of February 13, 2019. Ms. Creagh will serve as a Class II director until her term expires at the 2019 annual meeting of stockholders, at which time she will stand for election by the Company’s stockholders. Ms. Creagh was also named to the audit and compensation committees of the Board. The Board has determined that Ms. Creagh is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10C-1under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

There is no arrangement or understanding between Ms. Creagh and any other person pursuant to which she was selected as a director of the Company. As of the date of this report, neither Ms. Creagh, nor any of her immediate family members, is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Creagh will receive compensation for her service as a non-employee director and for committee service in accordance with the Company’s director compensation program, which is described in the Company’s Amended Annual Report on Form 10-K/A filed under the Exchange Act on January 28, 2019, including the award of a one-time award under the Company’s 2013 Omnibus Incentive Plan of 50,000 restricted stock units of the Company.

Appointment of Jeff Gary as Director

Also on February 8, 2019, following the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Jeff Gary to the Board, effective as of February 13, 2019. Mr. Gary will serve as a Class III director until his term expires at the 2020 annual meeting of stockholders, at which time he will stand for election by the Company’s stockholders. Mr. Gary was also named chairman of the audit committee of the Board.

There is no arrangement or understanding between Mr. Gary and any other person pursuant to which he was selected as a director of the Company. As of the date of this report, neither Mr. Gary, nor any of his immediate family members, is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Gary will receive compensation for his service as a non-employee director and for committee service in accordance with the Company’s director compensation program, which is described in the Company’s Amended Annual Report on Form 10-K/A filed under the Exchange Act on January 28, 2019, including the award of a one-time award under the Company’s 2013 Omnibus Incentive Plan of 50,000 restricted stock units of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2019	NATIONAL HOLDINGS CORPORATION (Registrant)

	By:	/s/ Michael Mullen
	Name:	Michael Mullen
	Title:	Chief Executive Officer